                        EXHIBIT 99.1

Yext, Inc. Announces Third Quarter Fiscal 2022 Results

–Customer Count Increased 20% Year-over-Year to Over 2,700
–Third Quarter Revenue Increased 12% Year-over-Year to $99.5 Million
–Unearned Revenue Increased 18% Year-over-Year to $151 Million
–ARR Increased 12% Year-over-Year to $387 Million
–Cash and Cash Equivalents of $230 Million
–Issues Guidance for Fourth Quarter Fiscal 2022
–Raises Guidance for Full Year Fiscal 2022

NEW YORK, December 2, 2021 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the AI Search Company, today announced its results for the three months ended October 31, 2021, or the Company's third quarter of fiscal 2022.
“We are on the road to recovery,” said Howard Lerman, Founder and CEO of Yext. “The solid results we delivered in the third quarter reflect strong execution against our growth plans. Answers is growing quickly, our Listings business is recovering, and our land-and-expand sales strategy is working. That, coupled with new growth vectors yet to tap, make us optimistic about the future.”

Third Quarter Fiscal 2022 Highlights:
•Revenue of $99.5 million, a 12% increase, compared to $89.1 million reported in the third quarter fiscal 2021.
•Gross Profit of $74.3 million, a 10% increase, compared to $67.4 million reported in the third quarter fiscal 2021. Gross margin of 74.6%, compared to 75.7% reported in the third quarter fiscal 2021.
•Net Loss and Non-GAAP Net Loss:
◦Net loss of $24.9 million, compared to the net loss of $22.0 million in the third quarter fiscal 2021.
◦Non-GAAP net loss of $5.5 million, compared to the non-GAAP net loss of $2.8 million in the third quarter fiscal 2021.

•Net Loss Per Share and Non-GAAP Net Loss Per Share:
◦Net loss per share of $0.19 in the third quarter fiscal 2022, compared to net loss per share of $0.18 in the third quarter fiscal 2021.
◦Non-GAAP net loss per share of $0.04 in the third quarter fiscal 2022, compared to non-GAAP net loss per share of $0.02 in the third quarter fiscal 2021.
◦Net loss per share and non-GAAP net loss per share were each based on 128.6 million and 120.7 million weighted-average basic shares outstanding for the third quarter fiscal 2022 and for the third quarter fiscal 2021, respectively.
•Balance Sheet: Cash and cash equivalents of $230 million as of October 31, 2021. Unearned revenue of $151 million as of October 31, 2021, compared to $129 million as of October 31, 2020.
•Remaining Performance Obligations ("RPO"): RPO of $337 million as of October 31, 2021. RPO expected to be recognized over the next 24 months of $315 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash used in operating activities was $9.7 million for the three months ended October 31, 2021, compared to net cash used in operating activities of $7.4 million for the three months ended October 31, 2020.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Announced that Samsung’s Net Promoter Score increased after optimizing its help site with Yext Support Answers.
•Announced that People’s United Bank experienced ROI from Answers site search integration between Yext, Virtusa, and Adobe.
•Announced collaboration with Acquia, enabling businesses to seamlessly implement AI-powered search experiences on websites built with Acquia Drupal Cloud.
•Announced expansion of public sector efforts with new AI search solutions and team hires, building on successful work with the World Health Organization and State of New Jersey.
•Launched Financial Services Cloud, highlighted by guided AI-powered search solution.
•Announced that Yext continued to climb in the enterprise search software category on the Fall 2021 G2 Grid® Report by G2.com, Inc., a leading software review platform.
•Launched AI-Powered “Find-a-Doc” solution to improve the pre-appointment patient experience when searching for healthcare providers.
•Announced that Yext’s AI search-powered website won a 2021 WebAward for Outstanding Website.
•Customer count, which excludes our small business and third-party reseller customers, increased 20% year-over-year to over 2,700 as of October 31, 2021.
•Annual recurring revenue, or ARR, increased 12% year-over-year to $387 million as of October 31, 2021, compared to $346 million as of October 31, 2020.

Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2022 and the fiscal year ending January 31, 2022.
•Fourth Quarter Fiscal 2022 Outlook:
◦Revenue is projected to be in the range of $100.0 million to $102.0 million.
◦Non-GAAP net loss per share is projected to be $0.10 to $0.08 which assumes 130.3 million weighted-average basic shares outstanding.

•Full Year Fiscal 2022 Outlook:
◦Revenue is projected to be in the range of $389.7 million to $391.7 million.
◦Non-GAAP net loss per share is projected to be $0.22 to $0.20 which assumes 127.8 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 3063525.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10161868, until midnight (ET) December 9, 2021.
About Yext
Yext (NYSE: YEXT) is the AI Search Company and is on a mission to transform the enterprise with AI search.
With the explosion of information and data online, search has never been more important. However, while the world of consumer search has innovated over time, enterprise search has not. In fact, the majority of enterprise search is powered by outdated keyword search technology that only scans for keywords and delivers a list of hyperlinks rather than actually answering questions.

Yext, the AI Search Company, offers a modern, AI-powered Answers Platform that understands natural language so that when people ask questions about a business online they get direct answers – not links.

Brands like Verizon, Vanguard, Subway and Marriott — as well as organizations like the U.S. State Department and World Health Organization — trust Yext to radically improve their business with answers-led AI search.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our fourth quarter and full year fiscal 2022 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic and its variants on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP loss from operations, non-

GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net loss as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small businesses customers as well as customers only receiving free trials.
Annual recurring revenue, or ARR, is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature. ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
Jeff Houston
IR@yext.com

Public Relations:
Amanda Kontor
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$229,526	$230,411
Accounts receivable, net of allowances of $2,604 and $2,528, respectively	62,142	97,455
Prepaid expenses and other current assets	18,060	17,993
Costs to obtain revenue contracts, current	33,680	30,325
Total current assets	343,408	376,184
Property and equipment, net	77,102	80,344
Operating lease right-of-use assets	97,228	104,844
Costs to obtain revenue contracts, non-current	27,541	22,692
Goodwill	4,683	4,842
Intangible assets, net	298	767
Other long term assets	5,945	6,316
Total assets	$556,205	$595,989
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$50,980	$54,186
Unearned revenue, current	151,464	191,810
Operating lease liabilities, current	18,471	14,165
Total current liabilities	220,915	260,161
Operating lease liabilities, non-current	114,548	123,584
Other long term liabilities	5,729	5,009
Total liabilities	341,192	388,754
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2021 and January 31, 2021; zero shares issued and outstanding at October 31, 2021 and January 31, 2021	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2021 and January 31, 2021; 136,178,652 and 130,494,513 shares issued at October 31, 2021 and January 31, 2021, respectively; 129,673,318 and 123,989,179 shares outstanding at October 31, 2021 and January 31, 2021, respectively	136	130
Additional paid-in capital	813,093	733,933
Accumulated other comprehensive income	1,183	2,422
Accumulated deficit	(587,494)	(517,345)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	215,013	207,235
Total liabilities and stockholders’ equity	$556,205	$595,989

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Revenue	$99,529	$89,061	$289,645	$262,467
Cost of revenue	25,255	21,639	73,724	64,807
Gross profit	74,274	67,422	215,921	197,660
Operating expenses:
Sales and marketing	58,548	56,646	172,292	171,215
Research and development	17,986	14,475	50,343	43,641
General and administrative	22,094	18,061	61,284	57,993
Total operating expenses	98,628	89,182	283,919	272,849
Loss from operations	(24,354)	(21,760)	(67,998)	(75,189)
Interest income	5	9	15	524
Interest expense	(113)	(184)	(403)	(475)
Other expense, net	(191)	(38)	(1,018)	(545)
Loss from operations before income taxes	(24,653)	(21,973)	(69,404)	(75,685)
(Provision for) benefit from income taxes	(273)	(68)	(745)	(696)
Net loss	$(24,926)	$(22,041)	$(70,149)	$(76,381)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.18)	$(0.55)	$(0.64)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	128,570,237	120,721,555	126,967,336	118,594,452

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(1,586)	$(497)	$(1,239)	$420
Total comprehensive loss	$(26,512)	$(22,538)	$(71,388)	$(75,961)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended October 31,
	2021	2020
Operating activities:
Net loss	$(70,149)	$(76,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	12,490	7,539
Bad debt expense	826	2,376
Stock-based compensation expense	54,455	53,889
Amortization of operating lease right-of-use assets	6,934	9,367
Other, net	506	589
Changes in operating assets and liabilities:
Accounts receivable	34,317	30,302
Prepaid expenses and other current assets	965	(5,023)
Costs to obtain revenue contracts	(8,654)	4,743
Other long term assets	43	(1,350)
Accounts payable, accrued expenses and other current liabilities	3,841	(7,192)
Unearned revenue	(39,423)	(49,592)
Operating lease liabilities	(4,041)	2,526
Other long term liabilities	615	4,485
Net cash used in operating activities	(7,275)	(23,722)
Investing activities:
Capital expenditures	(12,333)	(53,946)
Net cash used in investing activities	(12,333)	(53,946)
Financing activities:
Proceeds from exercise of stock options	15,869	13,145
Payments of deferred financing costs	(263)	(869)
Proceeds, net from employee stock purchase plan withholdings	4,059	4,811
Net cash provided by financing activities	19,665	17,087
Effect of exchange rate changes on cash and cash equivalents	(942)	1,401
Net decrease in cash and cash equivalents	(885)	(59,180)
Cash and cash equivalents at beginning of period	230,411	268,176
Cash and cash equivalents at end of period	$229,526	$208,996

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$25,255	$(1,840)	$23,415
Sales and marketing	$58,548	$(6,757)	$51,791
Research and development	$17,986	$(5,469)	$12,517
General and administrative	$22,094	$(5,389)	$16,705

	Three months ended October 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25.4%	(1.9)%	23.5%
Sales and marketing	59%	(7)%	52%
Research and development	18%	(6)%	12%
General and administrative	22%	(5)%	17%

	Three months ended October 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$21,639	$(1,513)	$20,126
Sales and marketing	$56,646	$(9,410)	$47,236
Research and development	$14,475	$(4,228)	$10,247
General and administrative	$18,061	$(4,136)	$13,925

	Three months ended October 31, 2020
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	24.3%	(1.7)%	22.6%
Sales and marketing	64%	(11)%	53%
Research and development	16%	(5)%	11%
General and administrative	20%	(4)%	16%

Note: Numbers rounded for presentation purposes.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Nine months ended October 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$73,724	$(5,597)	$68,127
Sales and marketing	$172,292	$(19,635)	$152,657
Research and development	$50,343	$(15,285)	$35,058
General and administrative	$61,284	$(13,938)	$47,346

	Nine months ended October 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25.5%	(2.0)%	23.5%
Sales and marketing	60%	(7)%	53%
Research and development	17%	(5)%	12%
General and administrative	21%	(5)%	16%

	Nine months ended October 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$64,807	$(4,053)	$60,754
Sales and marketing	$171,215	$(25,151)	$146,064
Research and development	$43,641	$(12,104)	$31,537
General and administrative	$57,993	$(12,581)	$45,412

	Nine months ended October 31, 2020
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	24.7%	(1.6)%	23.1%
Sales and marketing	65%	(9)%	56%
Research and development	17%	(5)%	12%
General and administrative	22%	(5)%	17%

Note: Numbers rounded for presentation purposes.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Gross profit
GAAP gross profit	$74,274	$67,422	$215,921	$197,660
Plus: Stock-based compensation expense	1,840	1,513	5,597	4,053
Non-GAAP gross profit	$76,114	$68,935	$221,518	$201,713

Gross margin
GAAP gross margin	74.6%	75.7%	74.5%	75.3%
Plus: Stock-based compensation expense	1.9%	1.7%	2.0%	1.6%
Non-GAAP gross margin	76.5%	77.4%	76.5%	76.9%

Operating expenses
GAAP operating expenses	$98,628	$89,182	$283,919	$272,849
Less: Stock-based compensation expense	(17,615)	(17,774)	(48,858)	(49,836)
Non-GAAP operating expenses	$81,013	$71,408	$235,061	$223,013

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	99%	100%	98%	104%
Less: Stock-based compensation expense	(18)%	(20)%	(17)%	(19)%
Non-GAAP operating expenses as a percentage of revenue	81%	80%	81%	85%

Loss from operations
GAAP loss from operations	$(24,354)	$(21,760)	$(67,998)	$(75,189)
Plus: Stock-based compensation expense	19,455	19,287	54,455	53,889
Non-GAAP loss from operations	$(4,899)	$(2,473)	$(13,543)	$(21,300)

Operating margin (Loss from operations as a percentage of revenue)
GAAP operating margin	(24)%	(24)%	(24)%	(29)%
Plus: Stock-based compensation expense	19%	21%	19%	21%
Non-GAAP operating margin	(5)%	(3)%	(5)%	(8)%

Note: Numbers rounded for presentation purposes.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,
	2021	2020
GAAP net loss	$(24,926)	$(22,041)
Plus: Stock-based compensation expense	19,455	19,287
Non-GAAP net loss	$(5,471)	$(2,754)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.18)
Stock-based compensation expense per share	0.15	0.16
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.02)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	128,570,237	120,721,555

	Three months ended October 31,
	2021	2020
GAAP net loss as a percentage of revenue	(25.0)%	(24.7)%
Plus: Stock-based compensation expense	19.5%	21.6%
Non-GAAP net loss as a percentage of revenue	(5.5)%	(3.1)%

	Nine months ended October 31,
	2021	2020
GAAP net loss	$(70,149)	$(76,381)
Plus: Stock-based compensation expense	54,455	53,889
Non-GAAP net loss	$(15,694)	$(22,492)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(0.64)
Stock-based compensation expense per share	0.43	0.45
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.19)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,967,336	118,594,452

	Nine months ended October 31,
	2021	2020
GAAP net loss as a percentage of revenue	(24.2)%	(29.1)%
Plus: Stock-based compensation expense	18.8%	20.5%
Non-GAAP net loss as a percentage of revenue	(5.4)%	(8.6)%

Note: Numbers rounded for presentation purposes.